Exhibit 10.1

RESTRICTED STOCK AGREEMENT

UNDER THE

FAIRMOUNT BANCORP

2010 RECOGNITION AND RETENTION PLAN

AND TRUST AGREEMENT

THIS AGREEMENT is entered into as of             , 2012 by and between Fairmount Bancorp, Inc. (the “Company”) and                     (the “Award Recipient”).

WHEREAS, the Company maintains the Fairmount Bancorp, Inc. 2010 Recognition and Retention Plan and Trust Agreement (the “Plan”), under which the Compensation Committee of the Board of Directors of the Company (the “Committee”) may award restricted shares of the Company’s common stock, $.01 par value per share (the “Restricted Stock”), to officers, other employees and non-employee directors of the Company or its subsidiaries as the Committee may determine, subject to terms, conditions, or restrictions as it may deem appropriate;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

I.

AWARD OF SHARES

Under the terms of the Plan, the Company has awarded to the Award Recipient a restricted stock award effective             , 2012 of             shares of Restricted Stock subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement. The definition of all capitalized terms used herein and not otherwise defined herein shall be as provided in the Plan.

II.

AWARD RESTRICTIONS

2.1 The period during which the restrictions imposed on Restricted Stock by this Agreement are in effect is referred to herein as the “Restricted Period.” During the Restricted Period, the Award Recipient shall not be entitled to vote the shares. Whenever Restricted Stock shall become vested, the Award Recipient shall also be entitled to receive, with respect to each share of vested Restricted Stock, an amount equal to any cash dividends and number of shares equal to any stock dividends declared and paid to holders of the Company’s common stock during the Restricted Period. Cash and stock dividends declared and paid during the Restricted Period shall be held by the Trust in an account with Fairmount Bank. The Restricted Stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restricted Period.

2.2 The Restricted Period for the Restricted Stock shall end and the shares of Restricted Stock shall become vested and freely transferable as set forth below:

With respect to 20% of the shares of Restricted Stock on             , 2013;

With respect to an additional 20% of the shares of Restricted Stock on             , 2014; and

With respect to an additional 20% of the shares of Restricted Stock on             , 2015.

With respect to an additional 20% of the shares of Restricted Stock on             , 2016.

With respect to an additional 20% of the shares of Restricted Stock on             , 2017.

2.3 To the extent Restricted Stock has not otherwise become vested and freely transferable in accordance with Section 2.2, the Restricted Period shall end and the Restricted Stock will become fully vested and freely transferable by the Award Recipient or his or her estate (1) upon the death of the Award Recipient (other than by suicide), (2) upon a determination by the Committee that the Award Recipient has become disabled, (3) upon a termination of the Award Recipient without cause, or (4) upon a Change in Control, subject to the terms, conditions and restrictions set forth in the Plan.

2.4 The Restricted Stock shall not be issued until the Company has had an opportunity to file a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) to register the Restricted Stock, which registration the Company will make reasonable efforts to complete and file as soon as administratively practicable.

III.

RIGHT TO CONTINUED EMPLOYMENT

Nothing in the Plan or in this Agreement shall confer upon an Award Recipient any right to continue in the employ of the Company or a subsidiary or in any way affect the Company’s or a subsidiary’s right to terminate the Award Recipient’s employment.

IV.

BINDING EFFECT

This Agreement shall be binding upon and inure to the benefit of the successors, executors, administrators, and heirs of the respective parties.

V.

FORFEITURE OF AWARD

5.1 If (a) the Company’s financial statements are required to be restated at any time during the Restricted Period, and the Committee determines that the Award Recipient is responsible, in whole or in part, for the restatement, or (b) the Committee determines that the Restricted Stock granted hereunder is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting applicable rules issued by the SEC or national securities exchanges thereunder, then the award of Restricted Stock shall automatically terminate and be forfeited effective on the date on which the Committee makes such determination and (i) all shares of Restricted Stock acquired by the Award Recipient pursuant to this Agreement (or other securities into which such shares have been converted or exchanged) shall be returned to the Company or, if no longer held by the Award Recipient, the Award Recipient shall pay to the Company, without interest, all cash, securities or other assets received by the Award Recipient upon the sale or transfer of such stock or securities, and (ii) all unvested shares of Restricted Stock shall be forfeited.

5.2 If the Award Recipient owes any amount to the Company under Section 5.1 above, the Award Recipient acknowledges that the Company may, to the fullest extent permitted by applicable law, deduct such amount from any amounts the Company owes the Award Recipient from time to time for any reason (including without limitation amounts owed to the Award Recipient as salary, wages, reimbursements or other compensation, fringe benefits, retirement benefits or vacation pay). Whether or not the Company elects to make any such set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Award Recipient owes it, the Award Recipient hereby agrees to pay immediately the unpaid balance to the Company.

5.3 The Award Recipient may be released from the Award Recipient’s obligations under Sections 5.1 and 5.2 above only if the Committee determines, in its sole discretion, that such action is in the best interests of the Company.

VI.

ADDITIONAL CONDITIONS

Anything in this Agreement to the contrary notwithstanding, if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of the shares of Restricted Stock issuable pursuant hereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of Restricted Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such shares of Restricted Stock shall not be issued, in whole or in part, or the restrictions thereon removed, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company agrees to use commercially reasonable efforts to issue all shares of Restricted Stock issuable hereunder on the terms provided herein.

VII.

BINDING EFFECT

This Agreement may not be transferred, assigned pledged or hypothecated in any manner or law or otherwise, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended,, and shall not be subject to execution, attachment or similar process. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives and permitted successors. Without limiting the generality of the foregoing, whenever the term “Award Recipient” is used in any provision of this Agreement under circumstances where the provision appropriately applies to the heirs, executors, administrators or legal representatives to whom this award may be transferred by will or by the laws of descent and distribution, the term “Award Recipient” shall be deemed to include such person or persons.

VIII.

INCONSISTENT PROVISIONS

The shares of Restricted Stock granted hereby are subject to the terms, conditions, restrictions and other provisions of the Plan as fully as if all such provisions were set forth in their entirety in this Agreement. If any provision of this Agreement conflicts with a provision of the Plan, the Plan provision shall control. The Award Recipient acknowledges that a copy of the Plan and a prospectus summarizing the Plan was distributed or made available to the Award Recipient and that the Award Recipient was advised to review such materials prior to entering into this Agreement. The Award Recipient waives the right to claim that the provisions of the Plan are not binding upon the Award Recipient and the Award Recipient’s heirs, executors, administrators, legal representatives and successors.

XI.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

X.

SEVERABILITY

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Award Recipient and the Company intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

XI.

ENTIRE AGREEMENT; MODIFICATION

The Plan and this Agreement contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time by a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the execution of the Agreement shall be void and ineffective for all purposes.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

FAIRMOUNT BANCORP, INC.

By:
Name:
Title:

AWARD RECIPIENT